SHIELDZONE CORPORATION
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders’ of
ShieldZone Corporation

We have audited the accompanying balance sheet of ShieldZone Corporation as of December 31, 2005, and the related statements of operations, changes in shareholders' equity and cash flows for the period from March 24, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShieldZone Corporation as of December 31, 2005, and the results of its operations and its cash flows for the period from March 24, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 22, 2007 (except for the recapitalization discussed in Note 13 as to which the date is February 8, 2007)

SHIELDZONE CORPORATION
BALANCE SHEET
December 31, 2005

ASSETS

CURRENT ASSETS:
Cash	$25,661
Accounts receivable, net	119,797
Inventories	10,472
Prepaid expenses	70,798
Due from related parties	6,364

Total Current Assets	233,092

PROPERTY AND EQUIPMENT - Net	76,769

OTHER ASSETS:
Deposits	4,516
Intangible assets	2,340

Total Other Assets	6,856

Total Assets	$316,717

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Equipment financing payable	$10,016
Accounts payable	43,365
Accrued expenses	21,775
Income tax payable	3,468
Deferred income tax liability, net	72,037
Sales returns liability	6,680

Total Current Liabilities	157,341

SHAREHOLDER'S EQUITY:
Common stock ($0.001 Par Value; 50,000,000 Shares Authorized; 10,000,000 shares issued and outstanding)	10,000
Additional paid-in capital	(9,000)
Retained earnings	158,376

Total Shareholder's Equity	159,376

Total Liabilities and Shareholder's Equity	$316,717

See notes to financial statements

SHIELDZONE CORPORATION
STATEMENT OF OPERATIONS
For the Period from March 24, 2005 (Inception) to December 31, 2005

NET SALES	$728,786

COST OF SALES	119,410

GROSS PROFIT	609,376

OPERATING EXPENSES:
Salaries and related taxes	164,038
Bad debt	22,500
Other selling, general and administrative	180,557

Total Operating Expenses	367,095

INCOME FROM OPERATIONS	242,281

OTHER INCOME (EXPENSE):
Interest expense	(900)

INCOME BEFORE PROVISION FOR INCOME TAXES	241,381

INCOME TAXES	83,005

NET INCOME	$158,376

Net income per common share - basic and diluted	$0.02

Weighted average number of shares outstanding - basic and diluted	10,000,000

See notes to financial statements

SHIELDZONE CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
For the Period from March 24, 2005 (Inception) to December 31, 2005

	Common Stock		Additional Paid-In	Retained	Total Shareholder's
	Shares	Amount	Capital	Earnings	Equity
Balance, March 24, 2005 (Inception)	-	$-	$-	$-	$-

Common stock issued to founder at inception	10,000,000	10,000	(9,000)	-	1,000

Net income for the period	-	-		158,376	158,376

Balance, December 31, 2005	10,000,000	$10,000	$(9,000)	$158,376	$159,376

See notes to financial statements

SHIELDZONE CORPORATION
STATEMENT OF CASH FLOWS
For the Period from March 24, 2005 (Inception) to December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$158,376

Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	2,440
Bad debt expense	22,500
Deferred income tax expense	72,037
Changes in assets and liabilities:
Accounts receivable	(142,297)
Inventories	(10,472)
Prepaid expenses	(70,798)
Due from related parties	(6,364)
Deposits	(4,516)
Accounts payable	43,365
Income taxes payable	3,468
Accrued interest payable	28,455

NET CASH PROVIDED BY OPERATING ACTIVITIES	96,194

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for intangible asset	(2,340)
Purchase of property and equipment	(54,204)

NET CASH USED IN INVESTING ACTIVITIES	(56,544)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on equipment financing payable	(14,989)
Loan proceeds	4,500
Loan repayments	(4,500)
Proceeds from common stock	1,000

NET CASH USED IN FINANCING ACTIVITIES	(13,989)

NET INCREASE IN CASH	25,661

CASH - beginning of period	-

CASH - end of year	$25,661

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$900
Income taxes	$7,500

Non-cash investing and financing activities:
Property and equipment acquired for equipment financing payable	$25,005

See notes to financial statements

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

ShieldZone Corporation (the “Company”, “we”, “us”, or “our”) was incorporated in the State of Utah on March 24, 2005 as Protective Solutions, Inc. On January 30, 2006, the Company amended its articles of incorporation and changed its name to ShieldZone Corporation. The Company has developed and sells patent-pending protective shields under the name of the invisibleSHIELD™ for electronic devices.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2005 include the allowance for doubtful accounts, inventory valuation allowances, sales returns and warranty liability, the useful life of property and equipment and the valuation allowance on deferred tax assets.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, equipment financing payable, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company sells its products to end-users through retailers and other resellers who are extended credit terms after an analysis of their financial condition and credit worthiness.

The Company also accepts orders from its website store and corporate owned kiosk stores and receives credit card payments through its merchant bank.

Credit terms to retailers and resellers, when extended, are based on evaluation of the customers' financial condition and, generally, collateral is not required. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Management regularly evaluates the allowance for doubtful accounts considering a number of factors. Accounts receivable are generally due within thirty days of the invoice date and considered past due after thirty days. Estimated losses are based on the aging of accounts receivable balances, a review of significant past due accounts, and our historical write-off experience, net of recoveries. If the financial condition of our customers were to deteriorate, whether due to deteriorating economic conditions generally, in the industry, or otherwise, resulting in an impairment of their ability to make payments, additional allowances would be required.

Accounts receivable from merchant banks are calculated based on historical collection history including the merchant bank’s evaluation and holdback criteria.

The Company establishes an allowance and charges bad debt expense on accounts receivable when they become doubtful of collection, and payments subsequently received on such receivables are credited to the bad debt expense in the period of recovery.

Inventories

Inventories, consisting primarily of finished goods and raw materials, are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-saleable inventories, and records necessary provisions to reduce such inventories to net realizable value. We recognize all inventory reserves as a component of product costs of goods sold.

Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from three to ten years and the shorter of the lease term or economic life for leasehold improvements. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangibles and other long-lived assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as an other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

Contingencies

Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition.  In general, the Company records revenue when persuasive evidence of an arrangement exists or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The Company’s revenue is derived from sales of its products to retailers, resellers and end consumers. The Company records revenue when the product is shipped, net of estimated returns and discounts.

The Company follows the guidance of Emerging Issues Task Force (EITF) Issue 01-9 ``Accounting for Consideration Given by a Vendor to a Customer'' and (EITF) Issue 02-16 ``Accounting by a Customer (Including a Reseller) for Certain Considerations Received from Vendors.'' Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products. Promotional products given to customers or potential customers are recognized as a cost of sales. Cash incentives provided to our customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

Reserve for Sales Returns and Warranty Liability

Our return policy generally allows our end users and retailers to return purchased products for refund or in exchange for new products within 30 days of end user purchase. The Company estimates a reserve for sales returns and records that reserve amount as a reduction of sales and as a sales return reserve liability. During 2005, actual and estimated sales returns and discounts amounted to $7,507 and at December 31, 2005 the sales return liability was $6,680.

The Company generally provides the ultimate consumer a warranty with each product and accrues warranty expense at the time of the sale based on the Company’s prior claims history. Actual warranty costs incurred are charged against the accrual when paid. During 2005 and at December 31, 2005, warranty expense and warrant liability reserve, respectively, was not material.

Shipping and Handling Costs

Amounts invoiced to customers for shipping and handlings are included in sales and were $60,060 in 2005. Actual shipping and handling costs to ship products to our customers are included in cost of sales and were $59,757 in 2005.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (continued)

Income taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Net income per common share

Basic income per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2005, the Company did not have any dilutive securities.

Stock-based compensation

The Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”).

Research and development

Research and development costs, if any, are expensed as incurred. For the period ended December 31, 2005, research and development costs were not material and included in the accompanying statements of operations in other selling, general and administrative expenses.

Advertising

Advertising is expensed as incurred. Advertising expenses for the period ended December 31, 2005 were not material.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (continued)

Recent accounting pronouncements (continued)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 - ACCOUNTS RECEIVABLE, NET

Accounts Receivable at December 31, 2005 is as follows:

Accounts receivable	$142,297
Less: Allowance for doubtful accounts	(22,500)
Accounts Receivable, net	$119,797

Bad debt expense for the period ended December 31, 2005 was $22,500.

NOTE 3 - INVENTORIES

At December 31, 2005, inventories consisted of the following:

Finished Goods	$10,472
Raw Materials	-
Total	$10,472

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 4 - PROPERTY AND EQUIPMENT

At December 31, 2005, property and equipment consisted of the following:

	Estimated Life
Computer Equipment and oftware	3 - 5 Years	$$27,648
Office Equipment	3 - 10 Years	37,124
Furniture and Fixtures	3 - 10 Years	4,979
Leasehold Improvements	1 - 3.13 Years	9,458
		79,209

Less: Accumulated Depreciation		(2,440)

		$76,769

For the period ended December 31, 2005, depreciation expense amounted to $2,440.

NOTE 5 - INTANGIBLE ASSETS

At December 31, 2005, intangible assets consist of legal fees paid in connection with the Company’s patent application. As of December 31, 2005, the patent had not been granted. Accordingly, the Company had not begun to amortize the patent costs and will begin amortizing the patent over the legal life of the patent, when the patent is granted.

NOTE 6 - EQUIPMENT FINANCING PAYABLE

During September and October 2005, the Company entered in two equipment financing arrangements totaling $25,004 in connection with the acquisition of office equipment. Under the financing arrangements, the Company shall make five equal payments, without interest, of approximately $5,000 each through December 2006. At December 31, 2005, amounts due under equipment financing arrangements amounted to $10,016.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 7 - INCOME TAXES (continued)

The Company’s income tax expense differs from the “expected” tax expense for Federal income tax purposes for the year ended December 31, 2005, (computed by applying the blended United States Federal and the State Corporate tax rate of 40% to income before taxes), as follows:

2005
Computed “expected” tax expense	$96,552
Meals and entertainment	990
Current income taxes, tax rate difference	(14,537)
$83,005

The Company filed its 2005 tax return using the cash basis of accounting. Accordingly, there are significant deferred tax assets and liabilities as reflected below. Management has determined that they will have to convert to an accrual basis for tax purposes in 2006 and thereafter. Accordingly all deferred tax liabilities have been reflected as current liabilities at December 31, 2005.

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are as follows:

Deferred tax assets:
Allowance for doubtful accounts	$9,000
Accounts payable	17,346
Sales returns and warranty accrual	2,672
Wages payable	8,502
Other	2,098
Total gross deferred tax assets	39,618
Less valuation allowance	-
Net deferred tax assets	$39,618

Deferred tax liabilities:
Accounts receivable	$55,460
Prepaids	28,319
Property and equipment	27,876
Total gross deferred tax liabilities	111,655

Net deferred tax liabilities	$72,037

There was no valuation allowance at December 31, 2005 as management believes it is more likely than not that it can realize its deferred tax assets.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 8 - STOCKHOLDER’S EQUITY

Change in Authorized Shares Subsequent to December 31, 2005

On January 30, 2006, the Company amended its articles of incorporation and increased the numbers of authorized shares of the Company to 10,000,000, of which 4,000,000 shares, no par value shall be common stock and 6,000,000 shares of no par value shall be preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. In November 2006, the Company amended its articles of incorporation to cancel the preferred shares previously authorized and increase the number of authorized common shares to 10,500,000. In February 2007 the Company recapitalized with a public shell and authorized shares became 50,000,000 at $0.001 par value. (see Note 13) The new authorized shares are reflected retroactively in the accompanying balance sheet.

Forward Stock Split Subsequent to December 31, 2005

In January 2006, the Company authorized a 2 for 1 forward stock split and then a 1980.198 for 1 forward stock split on the outstanding common stock. Additionally, in November 2006, the Company authorized a 2.525 for 1 forward stock split on the common stock. All share and per share data in the accompanying financial statements has been retroactively adjusted to account for these forward stock splits.

Common Stock

At March 24, 2005 (inception), the Company issued 10,000,000 shares of common stock to its founder for $1,000.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office and warehouse space under operating leases that expires through June 2009. The office lease agreements have certain escalation clauses and renewal options. Future minimum rental payments required under the operating lease are as follows:

2006	$36,760
2007	44,088
2008	24,030
2009	12,192

Total	$117,070

Rent expense for the period ended December 31, 2005 was $5,918.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 10 - RELATED PARTY TRANSACTIONS

At December 31, 2005, $6,364 was due from immediate family members of an officer. These amounts were included in compensation during 2006 and accordingly are included as due from related parties, a current asset, at December 31, 2005.

In October 2005 the Company executed a 9 month consulting agreement with a then third party entity where the third party will provide corporate management services. The compensation was $85,000 cash which was paid in December 2005. As of December 31, 2005, $63,750 of the $85,000 is reflected as a prepaid asset. In January 2006 the sole owner of the third party entity became a related party by purchasing a 50% interest in the equity of the Company and being appointed Chief Executive Officer and Director (see Note 13).

NOTE 11 - CONCENTRATIONS

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high credit quality financial institutions. The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005.

Concentration of supplier

The Company purchases its raw materials primarily from one source. Management is aware of similar raw materials that would be available from other sources if required and has current plans to immediately engage such resources if necessary.

Concentration of accounts receivable

At December 31, 2005, approximately 59% of accounts receivable was due from a merchant bank for credit card sales to customers.

NOTE 12 SEGMENTS

During 2005, the Company operated in one segment. The percentage of sales by geographic region in 2005 were approximately:

United States	85%
Europe	13%
Other	2%

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 13 - SUBSEQUENT EVENTS

On January 13, 2006, under an agreement between the then sole shareholder of the Company (the “Shareholder”) and a then third party, the shareholder sold 50% of his equity holdings consisting of common shares in the Company, to the current Chief Executive Officer who was not an officer or related party at the time of the sale (see Note 10). At the agreement date the third party was appointed as an officer and director. The sale price was $25,000 cash ($.005 per share). The selling shareholder simultaneously contributed the $25,000 consideration back to the Company which amount was recorded as $25,000 of contributed capital.

On January 30, 2006, the Company amended its articles of incorporation and increased the numbers of authorized shares of the Company to 10,000,000, of which 4,000,000 shares, no par value shall be common stock and 6,000,000 shares of no par value shall be preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. In November 2006, the Company amended its articles of incorporation to cancel the preferred shares previously authorized and increase the number of authorized common shares to 10,500,000.

In January 2006, the Company authorized a 2 for 1 forward stock split and then a 1980.198 for 1 forward stock split on the common stock. Additionally, in November 2006, the Company authorized a 2.525 for 1 forward stock split on the common stock. All share and per share data in the accompanying financial statements has been retroactively adjusted to account for these forward stock splits.

In July 2006 the Company sold 100,000 common shares for $75,000 or $.75 per share.

In March 2006 the Company entered into a one-year consulting agreement where the consultant was to assist the Company in becoming publicly traded and with capital formation. The Company paid $10,000 at inception of the contract. In September 2006 the Company early terminated the contract and under a settlement agreement agreed to pay an additional $62,500 in cash. The amount was paid in October 2006.

On September 12, 2006, the Company entered into an Exclusive Finder’s Agreement (the “Finders Agreement”) with a third party consultant, whereby the consultant will act as the Company’s exclusive finder with respect to sales by the Company in a private placement transaction of up to an aggregate $6,000,000 in equity, or equity-related debt or bridge note securities of the Company to investors during the term of the Finders Agreement. In consideration for the services rendered, the Company shall pay to the consultant cash compensation equal to 9% of the gross offering funds received in the offering. Additionally, the consultant shall receive 10% warrant compensation (for every $10 raised, the consultant shall received 1 warrant). The warrant strike price shall equal the strike, expiration and registration rights of any warrants sold under the offering.

SHIELDZONE CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE 13 - SUBSEQUENT EVENTS (continued)

On September 22, 2006, as amended on December 15, 2006, the Company entered into a one-year investor relations agreement, whereby the consultants agreed to assist the Company in structuring a transaction in order attract investment capital and prospective public merger candidates. As compensation to the consultants, the Company agreed to pay the consultants 15% of the Company’s common stock, on a fully-diluted basis, to be retained as of the date of closing of any transaction principally involving closing of a funding and reverse merger transaction following which the Company’s existing stockholders shall become stockholders of a public company.

In November 2006, the Company entered into a Convertible Note (the “Convertible Note”), with an affiliate of the Company’s Chief Executive Officer in the original principal amount of $100,000. The note is convertible at the holder's option any time up to maturity at a conversion price equal to $.35 per common share. The note is due on May 15, 2007, bears interest at 20% per year and is unsecured. Such interest is payable at maturity. The common shares underlying the Note shall have piggy back registration rights.

The Company entered into a distribution agreement with a distributor (the “Distributor”) in March 2006. On December 12, 2006, under a settlement type purchase agreement the Company agreed to issue to the distributor 75,000 of its common shares, $13,000 cash plus portion of payment due from a customer for which the distributor was the Company’s distributor in order to early cancel the distribution agreement. The shares were valued and expensed at $26,250 or $0.35 per share which was a contemporaneous sale price in a private transaction where a former officer sold a portion of his common shares of the Company.

On December 27, 2006, the Company entered into a Secured Convertible Note Purchase Agreement (the “Convertible Note Agreement”). Pursuant to the Convertible Note Agreement, the Company issued convertible note to the Investor in the original principal amount of $250,000. The note is convertible at the holder's option any time up to maturity at a conversion price equal to $.35 per common share. The note is due on March 1, 2007, bears interest at 4% per year, and is secured by substantially all of the assets of the Company. Such interest is payable at maturity and shall be computed on the basis of a 360-day year. The note shall automatically convert at any time prior to maturity upon the sooner of (i) a merger of the Company with and into a publicly listed or traded entity, or (ii) the Company consummates the issuance and sale of an aggregate of $500,000 of common stock. The common shares underlying the Note shall have piggy back registration rights.

On February 8, 2007, we executed an Agreement and Plan of Merger (the “Merger Agreement”) by and between Amerasia Khan Ltd. (a public shell) and its wholly-owned subsidiary, SZC Acquisition Inc., a Nevada corporation (“Subsidiary”) on the one hand and Shieldzone Corporation (“Shieldzone”), a Utah corporation, on the other hand. Pursuant to the Merger Agreement, Subsidiary was merged into Shieldzone with Shieldzone surviving the merger. In consideration, the shareholders of Shieldzone received 10,175,000 shares of Amerasia Khan Ltd. common stock which is approximately 69% of the total common shares outstanding just subsequent to the merger but before the simultaneous sale of 714,285 common shares for $250,000 ($0.35 per share) of which subscriptions for $225,000 have been received as of the date of this report, and conversion of a $250,000 convertible promissory note for 714,286 shares.

The acquisition of Shieldzone will be accounted for as a recapitalization of Shieldzone Corporation, a Utah corporation because on a post-merger basis, the former shareholders of Shieldzone held a majority of the outstanding common stock on a voting and fully-diluted basis and had Board and management control. As a result, Shieldzone is deemed to be the acquirer for accounting purposes.

Accordingly the balance sheets just subsequent to the merger consists of the balance sheets of both companies at historical cost and the statement of operations consists of the historical operations of Sheildzone and the operations of Amerasia Khan Ltd. from the merger date.

All share and per share data in the accompanying financial statements have been retroactively changed to reflect the effect of the merger.